Exhibit 5.2

[Letterhead of Greenberg Traurig, LLP]

October 25, 2017

Veru Inc.

4400 Biscayne Blvd., Suite 888

Miami, FL 33137-3212

Re:	Veru Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special legal counsel to Veru Inc., a corporation organized under the laws of the State of Wisconsin (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) Class A Preferred Stock, par value $0.01 per share, of the Company (“Preferred Stock”); (iii) one or more series of debt securities of the Company (“Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”); (v) contracts to purchase Common Stock or other securities (“Purchase Contracts”); (vi) rights to purchase Common Stock (“Rights”); (vii) units consisting of Common Stock, Preferred Stock, Debt Securities, Rights, Warrants, or any combination thereof (“Units”); and (viii) the Common Stock, Preferred Stock, or Debt Securities that may be issued upon the exercise of the Warrants or in connection with the Purchase Contracts, Rights or Units, whichever is applicable. The Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Rights and Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements” and each, a “Prospectus Supplement”), and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $50,000,000.

The Debt Securities will be issued pursuant to an indenture (the “Indenture”), to be between the Company, certain subsidiaries of the Company, if any, and a trustee to be named in the Indenture (the “Trustee”).

The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Company and one or more banks, trust companies or other financial institutions identified therein as the warrant agent (each, a “Warrant Counterparty”).

The Units will be issued under one or more unit agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein (the “Unit Counterparty”).

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October 25, 2017

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the following:

1.	the Registration Statement;

2.	resolutions of the Board of Directors of the Company relating to the approval of the filing of the Registration Statement and the transactions in connection therewith; and

3.	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals or such latter documents.

As to matters of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

In connection with the issuance of the Debt Securities, we have assumed further that (i) at the time of execution, authentication, issuance and delivery of any Debt Securities, the related Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be the valid and legally binding obligation of the Trustee and will have been duly authorized, executed and delivered by the Company; and (ii) the execution, delivery and performance by the Company of the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and the Debt Securities will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal laws of the United States we make no such assumption).

In connection with the issuance of the Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Warrant Counterparty thereto and will have been duly authorized, executed and delivered by the Company; and (ii) the execution, delivery and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal laws of the United States we make no such assumption).

In connection with the issuance of the Purchase Contracts, each to be between the Company and a counterparty or counterparties identified therein (the “Purchase Contract Counterparty”), we have assumed further that (i) at the time of execution,

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October 25, 2017

countersignature, issuance and delivery of any Purchase Contracts, such Purchase Contracts will be the valid and legally binding obligation of each Purchase Contract Counterparty thereto and will have been duly authorized, executed and delivered by the Company; and (ii) the execution, delivery and performance by the Company of such Purchase Contracts will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal laws of the United States we make no such assumption).

In connection with the issuance of the Units, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will be the valid and legally binding obligation of each Unit Counterparty thereto and will have been duly authorized, executed and delivered by the Company; and (ii) the execution, delivery and performance by the Company of such Unit Agreement and such Units will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal laws of the United States we make no such assumption).

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as amended, including the qualification of the Indenture and the Trustee thereunder, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (iv) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the other parties thereto.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that:

1.

With respect to the Debt Securities, assuming (i) the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company; (ii) the due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and such definitive purchase, underwriting, or similar agreement, as applicable; and (iii) the conditions in the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such

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October 25, 2017

Debt Securities have been satisfied, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.	With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Warrant Agreement and issuance of the Warrants and the Securities underlying such Warrants; (ii) the due execution, countersignature, issuance and delivery of the Warrants upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such definitive purchase, underwriting, or similar agreement, as applicable; (iii) the conditions in the applicable Warrant Agreement have been satisfied; and (iv) if such Warrant Agreements relate to the issuance and sale of Debt Securities, the actions described in paragraph 1 above have been taken, such Warrant Agreements will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.	With respect to the Purchase Contracts, assuming (i) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of Purchase Contracts and issuance of the Securities underlying such Purchase Contracts; (ii) the due execution, countersignature, issuance and delivery of the Purchase Contracts upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Purchase Contract and such definitive purchase, underwriting, or similar agreement, as applicable; (iii) the conditions in the applicable Purchase Contract have been satisfied; and (iv) if such Purchase Contracts relate to the issuance and sale of Debt Securities, the actions described in paragraph 1 above have been taken, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.

With respect to the Unit Agreements, assuming (i) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Unit Agreement and issuance of the Units and the Securities underlying such Units; (ii) the due execution, countersignature, issuance and delivery of the Units upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Unit Agreement and such definitive purchase, underwriting, or similar agreement, as applicable; (iii) the conditions in the applicable Unit Agreement have been satisfied; and (iv) if such Unit Agreements relate to the issuance and sale of Debt

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October 25, 2017

Securities, the actions described in paragraph 1 above have been taken, such Unit Agreements will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions set forth in paragraphs 1 through 4 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of New York and the federal laws of the United States.

We hereby expressly consent to (i) the reference to our firm in the Registration Statement under the caption “Legal Matters”; and (ii) the inclusion of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP